EXHIBIT 23.2

                             DAVID T. THOMSON, P.C.
                                  PO Box 571605
                               Murray Utah, 84157





                        CONSENT OF INDEPENDENT ACCOUNTANT



To the Board of Directors
Category 5 Technologies, Inc.
(Formerly Network Investor Communications, Inc.)

I have issued my report dated October 4, 2000, accompanying the financial statements of Category 5 Technologies, Inc. included in the Registration Statement Form SB-8 and the related prospectus.

I consent to the use of my report, as stated above in the Registration
Statement.


David T. Thomson P.C.

/s/ David T. Thomson, P.C.

Salt Lake City, Utah
August 21, 2001